UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2022

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd floor, Borough A, Block A. No. 181, South Taibai Road,
Xi’an, Shaanxi province, PRC 710065
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (+86) 29-88231591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 14, 2022, China Green Agriculture, Inc. (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (the “2022 Form 10-K”).

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2022, the Company was unable to file the 2022 Form 10-K within the prescribed time period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expired on October 13, 2022. The Company is unable to meet the filing deadline for the filing of its 2022 Form 10-K due to circumstances related to COVID-19. The primary operations and businesses of the Company are conducted in China, where the outbreak of COVID-19 pandemic occurred in 2020 and continues to impact the Company in 2022. During the year of 2022, Certain Company’s facilities had been under quarantine control and many employees had been placed in mandatory quarantine. In addition, both of many domestic and international travels had been severely restricted from time to time in China. Thus, the Company’s operations had been impacted in 2022. As a result, the Company’s accounting team was unable to complete its 2022 Form 10-K until after October 20, 2022. The Company is currently working closely with its principal accounting firm to complete the filing of its 2022 Form 10-K as soon as reasonably practicable.

The NYSE has informed the Company that, under the NYSE’s rules, the Company will have six months from the filing due date to file its 2022 Form 10-K. The Company can regain compliance with the NYSE listing standards during this six-month period when the Company files its 2022 Form 10-K with the SEC. If the Company fails to file its 2022 Form 10-K within such six-month period, the NYSE may, in its sole discretion, allow the Company's common stock to trade for up to an additional six months depending on specific circumstances. Until the Company files its 2022 Form 10-K, the Company’s common stock will remain listed on the NYSE under the symbol “CGA” and will be assigned a “LF” indicator to signify late filing status.

As noted above, the Company is working diligently to complete its 2022 Form 10-K to regain compliance with the NYSE continued listing standards.

Item 8.01 Other Events.

In accordance with the NYSE’s procedures, the Company issued a press release announcing the receipt of the NYSE letter dated October 14, 2022. Attached as Exhibit 99.1 hereto, and incorporated herein by reference, is a copy of the Company’s press release dated October 20, 2022, announcing the receipt of the NYSE letter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated October 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN AGRICULTURE, INC.

By:	/s/ Zhuoyu Li
	Name:	Zhuoyu Li
	Title:	Chief Executive Officer

	Date:	October 20, 2022

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